                                                                EXHIBIT 99.d (4)

                         CREDIT SUISSE ASSET MANAGEMENT
                       STRATEGIC GLOBAL INCOME FUND, INC.
                                RIGHTS OFFERING
                 DTC PARTICIPANT OVER-SUBSCRIPTION CERTIFICATE

    THIS FORM IS TO BE USED ONLY BY THE DEPOSITORY TRUST COMPANY PARTICIPANTS TO EXERCISE THE OVER-SUBSCRIPTION PRIVILEGE IN RESPECT OF RIGHTS WITH RESPECT TO WHICH THE PRIMARY SUBSCRIPTION WAS EXERCISED AND DELIVERED THROUGH THE FACILITIES OF THE DEPOSITORY TRUST COMPANY. ALL OTHER EXERCISES OF OVER-SUBSCRIPTION PRIVILEGES MUST BE EFFECTED BY THE DELIVERY OF THE SUBSCRIPTION CERTIFICATE.
                            ------------------------

    THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE GLOBAL INCOME FUND'S PROSPECTUS DATED SEPTEMBER , 1999 AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE INFORMATION AGENT AND THE SUBSCRIPTION AGENT.
                            ------------------------

    VOID UNLESS RECEIVED BY THE SUBSCRIPTION AGENT WITH PAYMENT IN FULL OR WITH A PROPERLY COMPLETED NOTICE OF GUARANTEED DELIVERY BY 5:00 P.M., NEW YORK CITY TIME, ON OCTOBER 22, 1999, UNLESS EXTENDED.
                            ------------------------

    1. The undersigned hereby certifies to the Global Income Fund and BankBoston that it is a participant in The Depository Trust Company ("DTC") and that it has either:

    (a) exercised all of its rights under the primary subscription and delivered these exercised rights to BankBoston by way of transfer to its DTC account or

    (b) delivered to BankBoston a Notice of Guaranteed Delivery relating to the exercise of primary subscription rights and will deliver these rights to
       BankBoston by way of transfer to its DTC account.

    2. The undersigned hereby certifies to the Global Income Fund and Bank Boston that it owned shares of common stock on September 27, 1999, the ("record date").

    3. The undersigned hereby exercises the over-subscription privilege to purchase available shares of common stock and certifies to the Global Income Fund and BankBoston that it is exercising the over-subscription privilege on behalf of the account or accounts of persons (which may include the undersigned) that have exercised all primary subscription rights.

    4.  The undersigned understands that:

    (a) the BankBoston must receive payment of the estimated subscription price of $8.47 for each share of common stock subscribed for under the over-subscription privilege before 5:00 p.m., New York City time, on October 22, 1999 (unless extended) or

    (b) if a Notice of Guaranteed Delivery is used, payment in full must be made by the close of business on October 27, 1999.

    5. The undersigned understands that $8.47 is an estimated price only. The subscription price will be determined on October 22, 1999, the pricing date (unless extended), and could be higher or lower depending on the movement in net asset value and share price of the Global Income Fund's common stock. Payment of any additional amounts due must be made by November 17, 1999 (unless the rights offering is extended). The undersigned represents that this payment, in the
aggregate amount of $        either

                            (check appropriate box):

    / / has been or is being delivered to BankBoston under the Notice of Guaranteed Delivery

                  or

    / / is being delivered to BankBoston herewith

                  or

    / / has been delivered separately to BankBoston; and, if funds are not delivered under a Notice of Guaranteed Delivery, is or was delivered in the following manner (check appropriate box and complete the following information):

                           (CONTINUED ON OTHER SIDE)

    / / uncertified check

    / / certified check

    / / bank draft

 ...............................................................................
                    Primary Subscription Confirmation Number

 ...............................................................................
                             DTC Participant Number

 ...............................................................................
                            Name of DTC Participant

Registration into which shares of common stock, interest and/or refund checks should be issued:

Name:          .................................................................

               .................................................................
Address:         ...............................................................
               .................................................................
Certified TIN: .................................................................
By:.............................................................................
               Name:
               Title:

Contact Name: ..................................................................

Phone Number: ..................................................................

Date: ...................................................................., 1999

PLEASE ATTACH A BENEFICIAL OWNER LISTING CONTAINING THE RECORD DATE POSITION OF RIGHTS OWNED, THE NUMBER OF PRIMARY SHARES SUBSCRIBED AND THE NUMBER OF OVER-SUBSCRIPTION SHARES REQUESTED BY EACH OWNER.

                                       2